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EXHIBIT 23.2

                       [LETTERHEAD OF ARTHUR ANDERSEN LLP]

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this Form 8-K, and to the incorporation by reference into Archstone-Smith Trust's previously filed Registration Statements Nos. 333-72506, 333-72550, 333-60817-99, 333-43723-99, 333-60815-99, 333-31031-99 and
333-31033-99 of our report dated February 2, 2001 included in Charles E. Smith Residential Realty, Inc.'s previously filed Form 10-K for the year ended December 31, 2000. We also consent to the incorporation by reference in this Form 8-K report, and to the incorporation by reference into Archstone-Smith Trust's previously filed Registration Statements Nos. 333-72506, 333-[Form S-8], 333-60817-99, 333-43723-99, 333-60815-99, 333-31031-99 and 333-31033-99, of our
reports dated October 20, 2000 and February 11, 2000, included in Charles E. Smith Residential Realty, Inc.'s previously filed Form 8-Ks dated November 9, 2000 and March 2, 2000, respectively, and to all references to our Firm included in this Form 8-K.

/s/ ARTHUR ANDERSEN LLP

Vienna, Virginia
October 31, 2001